Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES NEW SENIOR NOTES OFFERING

RED BANK, N.J., July 11, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), plans to issue an aggregate principal amount of up to $840,000,000 of senior secured notes with maturities in 2022 and 2024 (collectively, the “Notes”) in a private placement (the “Notes Offering”). The Notes will be guaranteed by the Company and substantially all of its subsidiaries. The Notes and the guarantees thereof will be secured by liens on substantially all the assets of K. Hovnanian and the guarantors, subject to permitted liens and certain exceptions. The liens securing the Notes will rank junior to the liens securing K. Hovnanian’s $75.0 million senior secured term loan facility and any other future secured obligations that are senior in priority with respect to the assets securing the Notes.

K. Hovnanian intends to use the net proceeds from the Notes Offering to fund its previously announced offers and related consent solicitations (the “Tender Offers”) to purchase for cash any and all of its $75 million outstanding 10.000% Senior Secured Second Lien Notes due 2018 (the “2018 Notes”), $145 million outstanding 9.125% Senior Secured Second Lien Notes due 2020 (the “2020 9.125% Notes”) and $577 million outstanding 7.250% Senior Secured First Lien Notes due 2020 (the “2020 7.25% Notes”, and, together with the 2018 Notes and the 2020 9.125% Notes, the “Existing Secured Notes”), and/or to fund the redemption of all Existing Secured Notes that have not been accepted and paid for in the Tender Offers and to satisfy and discharge our obligations under the related indentures and to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful. This announcement does not constitute an offer to purchase or the solicitation of an offer to sell the Existing Secured Notes.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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